Exhibit 99.1

Over the past several months you have heard me discuss the many great opportunities that our acquisition of Willow Financial brings to our organization.  Not only does it grow our bank, it provides the ability to adopt new practices and offer enhanced opportunities for our employees.  Through the integration process, we have identified areas for growth and change, beginning with our corporate structure.

I am excited to present to you the new structure and leadership of HNBC.  You will see it was organized with the “3 Es” that we featured in this year’s annual report as the keystones for HNBC’s future success: Expansion, Empowerment and Effectiveness in mind.  The structure and leaders, I believe, will foster partnership across business lines, and get our customer-facing staff out of the trenches and back on the front line, where they belong.  I believe it will help us work together as a collaborative team, rather than independent areas.  It will also bring much potential for employee growth and development post-integration.

Below is an overview of our new team and structure.

Deb Takes will continue as President and CEO of Harleysville National Bank.  Deb’s long relationship with the bank, our customers and communities is important to our success.  She remains invaluable in representing our organization throughout our footprint, and even more so as we grow.  As a leader on our executive management team and HNBC board member, I will look to Deb to offer insights and actively participate in decision-making in all areas of the bank.

Donna Coughey, currently President and CEO of Willow Financial, will join HNBC in December to continue to provide leadership to and manage relationships with Willow’s employees, customers and communities.  Donna will provide valuable assistance as we work to strengthen our rapport with Willow’s constituents, especially in the rapidly growing Chester County market.

Mike High, our Chief Operating Officer (COO), will retire from HNBC the end of November.  Mike has been with us for nearly five years of his 30 -plus year career and has made tremendous contributions, first, as Chief Financial Officer, and now as COO.  Mike served as a driving force in our growth, most recently as a leading architect of the Willow Financial and East Penn acquisitions.  I am grateful for all his contributions.

Brent L. Peters will continue as President of East Penn Bank and will also serve as Chief Administrative Officer of HNBC.  In this expanded role, he will oversee the following functions:
   § Credit Administration (Jim McGowan)-As Chief Credit Officer, Jim will be responsible for retail and commercial credit approval and credit policy recommendations for all  areas of the bank.

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Human Capital (Liz Graham) – Liz and her team will focus on finding, developing and retaining valuable team members for our organization while building our culture and maintaining training, compensation and internal relations as top priorities.

▪	Marketing (Noel Devine) – Noel will join us from the Willow Financial team. She will lead brand management, advertising, market intelligence, web development, public relations and event management.
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Risk Management (Patrick Killeen) – Patrick will join us from Willow Financial and will focus on portfolio modeling and analysis, policy recommendations, compliance, legal, security and corporate insurance functions.

Tracie Young, currently HNBC’s Director of Risk Management, will lead the development of a new Internal Audit and Credit Review function.  As she grows this new area, she will report directly to the Audit Committee, and indirectly to Brent.

Diane Brown, currently HNBC’s Director of Sales and Marketing, will be leaving the bank in mid-October to pursue other opportunities.  Diane has been with us for over a decade, leading many functions throughout her tenure including electronic banking, retail product development and the implementation of our robust employee Intranet.  I appreciate her service, contributions and dedication to the bank.

George Rapp will continue as Chief Financial Officer and Steve Murray will remain our Treasurer.  Both will have expanded roles commensurate with the additional responsibilities that come with a larger bank.  George will manage accounting, financial planning, budgeting, management information, investor relations, treasury and board reporting. Steve will actively manage ALCO, in addition to his treasury function.  Together, Steve and George will build a more robust investor relations program.

Ammon Baus, currently Chief Credit Officer for Willow Financial, will join HNBC in December as head of a new Client Services group.  This group will partner closely with commercial and retail delivery channels to provide integrated, customer-focused support.  Responsibilities will include underwriting, SBU, product management, mortgage banking, loan operations, collections, loan workout and a new channel management function.  Centralizing these areas will eliminate overlap and provide a dedicated focus on process which will help us become more effective throughout the bank.  For example, it will help free up our relationship managers from process issues giving them more time to focus on growing their customer base.

Lewis Cyr will continue as Chief Lending Officer/Head of Commercial Banking with responsibility for originations, portfolio management and developing full relationships with all of our commercial customers and prospects.

Lou Spinelli will continue to lead Retail Delivery with a very strong focus on expanding our retail customer base.   Additionally, he will recommend ways to optimize our branch-based retail delivery system, which will total 84 offices post-conversion.

Randy McGarry, who joined the bank in June as Chief Information Technology Officer, and Sheila Gray, who came in February to manage Deposit Operations, will partner to lead a new group that comprises IT, Deposit Operations, Cash Management support, Branch Administration and the Call Center.  They will transform these areas into a team dedicated to solving operational issues such as payment processing, application support and process design so our systems and processes better provide what our branches and relationship managers need to effectively serve customers and grow relationships.  I expect Randy and Sheila’s combined talents to result in improved technology, streamlined processes, cross-departmental synergies and an improved customer experience.

Wealth Management: We are very fortunate to have two very strong wealth management businesses, both focused on distinct segments of the market.  Millennium Wealth Management, which includes our trust, investment management and private banking areas, as well as retail investments via Millennium Wealth Management Advisors, will continue to be led by Joe Blair.  BeneServ, a benefits consulting company presently owned by Willow Financial, will report to Joe. Cornerstone’s strong partnership of Jack Yaissle, Skip Cowen and Tom Scalici will remain as the leadership team for the Cornerstone and McPherson companies, with its concentration on estate and business succession planning, qualified and non-qualified retirement planning, and investing for higher net worth individuals and institutions.

With our increased size comes additional board and governance requirements.  Executive Assistant and Corporate Secretary, Jo Ann Bynon, will work closely with our counsel and me to coordinate board functions including reporting, education recommendations and agenda items.  She will also serve as the point person for putting items on committee agendas and scheduling and documenting required approvals.

As we integrate Willow, these people, together with me, comprise the new executive leadership team of HNBC.  Over the coming weeks, each will take the next step in the formation of our new organization as they develop and define their teams.  We will continue to keep you apprised as our group continues to take shape.

Though I know that the upcoming transition period will be very challenging, I am exceedingly energized by what we can accomplish together in the future.  I am confident that through the synergies and pairings this group creates, we can continue to drive expansion, enhance performance, empower all employees and build a leading brand for our organization.

In the coming week, these individuals will begin the work of becoming a true team as they collaborate to draft our strategic plan for 2009 and beyond.  I look forward to sharing it with you soon and hope you are as excited as I am about the many opportunities for our company.

Thank you for your efforts, cooperation and continued flexibility as we move through this process.